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                                                                  EXHIBIT 10.4.2

                                PROMISSORY NOTE

                                                            Birmingham, Alabama
$24,000,000                                                   February 21, 2002

         For value received, without grace, ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership authorized to do business in North Carolina as Roberts Properties Residential, Limited Partnership (the "Borrower"), promises to pay to the order of AMSOUTH BANK, a state banking corporation (the "Bank") (the Bank, hereinafter, along with any other holder of this note, called the "Creditor"), the principal sum of Twenty-Four Million and No/100 Dollars ($24,000,000), with interest on the unpaid balance thereof from the date hereof until paid in full at the LIBOR-Based Rate or the Prime Rate, as such terms are defined in, and selected under, the hereafter defined Loan Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning assigned to them in the Loan Agreement. Pursuant to Section 2.03 of the Loan Agreement, no more than three (3) LIBOR-Based Contracts may be in effect hereunder at any one time. Interest shall be computed on the basis that each year contains 360 days, by multiplying the principal amount by the per annum rate set forth above, dividing the product so obtained by 360, and multiplying the quotient thereof by the actual number of days elapsed.

         Notwithstanding the foregoing, to enable the Creditor to send periodic billing statements in advance of each interest payment date, the Creditor shall have the option of basing such billing statements on the applicable interest rate and outstanding principal balance in effect fifteen (15) days prior to each such payment and computing the amount of interest on the billing statement on the assumption that the applicable interest rate and outstanding principal balance will continue in effect until the payment date. If the Creditor elects to do so and the applicable interest rate or outstanding principal balance changes during such fifteen (15)-day period, the difference between the amount of interest that actually accrues during such period and the amount of interest paid will be added to or subtracted from (as the case may be) the interest otherwise payable in preparing the next billing statement. In determining the amount of interest payable at the final maturity or upon full prepayment of this note, all changes in the applicable interest rate and outstanding principal balance occurring on or prior to the day before the final maturity date or the date of such prepayment shall be taken into account.

         Accrued interest only shall be payable monthly, beginning on April 10, 2002, and continuing on the same day of each month thereafter, through the payment due on March 10, 2005. Commencing on April 10, 2005, and continuing on the same day of each month thereafter through the payment due on February 10, 2006, principal and interest shall be payable in monthly installments, with the principal portion of such installments calculated on an assumed amortization period of thirty (30) years at an assumed interest rate of seven percent (7.0%), plus actual interest. The entire principal balance of said debt, together with accrued interest thereon, shall be due and payable in full on March 10, 2006, which payment shall be a balloon payment. If the Borrower exercises the first extension option described in Section 2.10 of the Loan Agreement and is granted a twelve (12)-month extension of the debt evidenced hereby, the March 10, 2006 payment shall be another payment of principal and interest, and similar payments of principal and interest (utilizing


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the same amortization schedule) shall be made on the 10th day of each consecutive month through the payment due on February 10, 2007. The entire principal balance of said debt, together with accrued interest thereon, shall be due and payable in full on March 10, 2007, which payment shall be a balloon payment. If the Borrower exercises the second extension option described in
Section 2.10 of the Loan Agreement and is granted another twelve (12)-month extension of the debt evidenced hereby, the March 10, 2007 payment shall be another payment of principal and interest, and similar payments of principal and interest (utilizing the same amortization schedule) shall be made on the 10th day of each consecutive month through the payment due on February 10, 2008. The entire principal balance of said debt, together with accrued interest thereon, shall be due and payable in full on March 10, 2008, which payment shall be a balloon payment. Each installment shall be applied first to accumulated interest and the remainder to the unpaid principal balance.

         The Borrower may pay in advance the principal sum of this loan, in whole or in part, with accrued interest to the date of prepayment, without penalty or fee, subject to the terms of Section 2.03D of the Loan Agreement. This note shall be payable at the main office of the Creditor or such other place as the Creditor shall designate from time to time.

         If any installment of principal or interest is in default ten (10) days or more (whether by acceleration or otherwise) such amount in default shall bear interest at the rate equal to two percent (2%) in excess of the Prime Rate.

         Unless otherwise stipulated, the Borrower agrees to pay to the Creditor, on demand, a late charge computed as follows to cover the extra expense involved in handling late payments: If interest or principal and interest are payable in installments, the late charge will be equal to 5% of any payment that is not paid within twelve (12) days after it is due. If principal and interest are payable at maturity, the late charge will be equal to 5% of the interest portion of the payment that is not paid within twelve
(12) days after it is due.

         This late charge will never be less than $10.00 nor more than $250.00 on each payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other right the Creditor may have including, without limitation, the right to declare the entire unpaid principal and interest immediately due and payable.

         The proceeds of this note are to be advanced in accordance with the terms of a Loan Agreement between the Borrower and the Bank of even date herewith (the "Loan Agreement"). This note is secured and guaranteed by the following instruments executed and delivered to the Creditor, together with such other instruments as may have been delivered previously or simultaneously to the Bank, even though not listed (all of such instruments are hereinafter referred to as the "Security Documents"):

Instrument                                 Executed By                         Date
----------                                 -----------                         ----
Deed of Trust, Security Agreement and      Borrower                            of even date
Assignment of Rents and Leases

Guaranty Agreement                         Roberts Realty Investors, Inc.      of even date

Assignment of Contract Documents           Borrower                            of even date



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         It is hereby agreed that if default be made in the payment of this note or any part hereof or any interest hereon (subject to the notice and cure period described in Section 6.01(a) of the Loan Agreement), or if an event of default occurs under any Security Document or the Loan Agreement (after the expiration of any applicable notice and cure period provided therein), then, at the option of the Creditor, the entire unpaid principal balance of this note, with accrued interest thereon, shall at once become due and payable in full, without notice, time being of the essence of this contract.

         Subject to the provisions of the next paragraph below, any controversy, claim, dispute or disagreement arising out of, in connection with or relating to (1) the negotiation, execution, collateralization, administration, repayment, modification, extension or collection of this note, or the debt evidenced hereby (the "Loan") or any agreement or instrument relating to this note or the Loan, or (2) an alleged tort relating in any way to this note, the Loan or any agreement or instrument relating to this note or the Loan, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The "Expedited Procedures" as provided in those Rules shall apply in any dispute where the aggregate of all claims and the aggregate of all counterclaims each is an amount less than $500,000. Judgment upon any award rendered by the arbitrator(s) in any such arbitration may be entered in any Court having jurisdiction thereof. Any demand for arbitration under this note shall be made no later than the date when any judicial action upon the same matter would be barred by any applicable statute of limitations. The locale of any arbitration proceedings under this note shall be in Birmingham, Alabama, unless the Borrower and the Creditor mutually agree otherwise. The Borrower and the Creditor specifically acknowledge and agree that this note evidences, and the Loan is, a "transaction involving commerce" under the Federal Arbitration Act, and the Borrower and the Creditor hereby waive and relinquish any right to claim otherwise.

         Neither anything contained in the preceding paragraph nor the exercise of any right to arbitrate shall limit the right of any party to (1) foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, security deed, deed to secure debt, or other security agreement or instrument or under applicable law; (2) exercise any self-help remedies such as setoff or repossession; or (3) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. This arbitration provision shall not be interpreted to require that any such remedies be stayed, abated or otherwise suspended pending any arbitration or request for arbitration. The exercise of a remedy shall not be deemed a waiver of either party's right to resort to arbitration.

         The Borrower waives demand, presentment, protest, notice of protest, suit and all other requirements necessary to hold it liable, and the Borrower agrees that time of payment may be extended or renewal notes taken or other indulgences granted without notice of, or consent to, such action, and without release of liability. The Borrower agrees to pay after default all costs of


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collecting or securing or attempting to collect or secure this note, including reasonable attorneys' fees.

         The Borrower hereby waives as to this debt or any renewal or extension thereof all rights of exemption under the constitution or laws of Alabama or any other state as to personal property.

         The Creditor, if a bank, may, but shall not be required to, apply to the payment of the debt evidenced hereby, on or after the maturity of said debt, whether by acceleration or otherwise, any money or credit held by the Creditor on deposit, in trust or otherwise, for the account of the Borrower.

         This note has been executed by the Borrower without condition that anyone else should sign or become bound hereunder and without any other conditions whatever being made. The provisions hereof are binding on the successors and assigns of the Borrower, and shall inure to the benefit of the Creditor, its successors and assigns.

         The Creditor shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid against the Creditor unless in writing and signed by the Creditor. All rights and remedies of the Creditor hereunder and under any statute or rule of law shall be cumulative and may be exercised successively or concurrently. This note shall be governed by and construed in accordance with the laws of the State of Alabama.


                                ROBERTS PROPERTIES RESIDENTIAL, L.P.,
                                a Georgia limited partnership authorized to do business in North Carolina as Roberts Properties Residential, Limited Partnership

                                By: Roberts Realty Investors, Inc., a Georgia
                                    corporation, sole general partner



                                 By: /s/ Charles R. Elliott
                                    --------------------------------------------
                                    Charles R. Elliott, Secretary and Treasurer

                                8010 Roswell Road, Suite 120
                                Atlanta, Georgia 30350

                                Tax I.D. Number 58-2122875


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